Exhibit 32.1

COLLECTORS UNIVERSE, INC.

Annual Report on Form 10-K

for the Year Ended June 30, 2015

CERTIFICATION OF PERIODIC REPORT

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

The undersigned, who is the Chief Executive Officer of Collectors Universe, Inc. (the “Company”), hereby certifies that (i) the Annual Report on Form 10-K for the year ended June 30, 2015, as filed by the Company with the Securities and Exchange Commission (the “Report”), to which this Certification is an Exhibit, fully complies with the applicable requirements of Section 13(a) and 15(d) of the Exchange Act; and (ii) the information contained in this Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: August 27, 2015	/s/ ROBERT G. DEUSTER
Robert G. Deuster
Chief Executive Officer

A signed original of this written statement required by Section 906 has been provided to Collectors Universe, Inc. and will be retained by Collectors Universe, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.